Exhibit 99.28(d)(xii)(B)

AMENDED AND RESTATED

SCHEDULE A

DATED MAY 30, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date

Formula Investing U.S. Value 1000 Fund	November 2, 2010

Formula Investing U.S. Value Select Fund	November 2, 2010

Formula Investing International Value 400 Fund	November 2, 2010

Formula Investing International Value Select Fund	November 2, 2010

Gotham Absolute Return Fund	August 28, 2012

Gotham Enhanced Return Fund	May 30, 2013

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of May 30, 2013.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Bernard Seibert
Name:	Bernard Seibert
Title:	Chief Financial Officer

A-1

AMENDED AND RESTATED

SCHEDULE B

DATED MAY 30, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date

Formula Investing U.S. Value 1000 Fund	0.75% (75 basis points)	November 2, 2010

Formula Investing U.S. Value Select Fund	0.85% (85 basis points)	November 2, 2010

Formula Investing International Value 400 Fund	0.85% (85 basis points)	November 2, 2010

Formula Investing International Value Select Fund	0.95% (95 basis points)	November 2, 2010

Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012

Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of May 30, 2013.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Bernard Seibert
Name:	Bernard Seibert
Title:	Chief Financial Officer

B-1